EXHIBIT 10.4

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF IN VIOLATION OF APPLICABLE SECURITIES LAWS, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

INDIA GLOBALIZATION CAPITAL, INC.

FORM PROMISSORY NOTE

$_________________	_____________, 20__
Bethesda, MD

FOR VALUE RECEIVED, India Globalization Capital, Inc., a Maryland corporation (the “Company”), hereby promises to pay to the order of ____________ or its assigns (“Holder”) the amount of _______________ ($____________) plus interest, as hereinafter set forth.

This Promissory Note (this “Note”) is issued pursuant to a Note Purchase Agreement dated of even date herewith (the “Purchase Agreement”) among the Company, Holder, and certain other lenders who are signatories thereto (the “Other Lenders”).  This Note and the Company’s payment obligations hereunder are secured pursuant to the terms of that certain Pledge Agreement dated of even date herewith among the Company, Holder, and the Other Lenders.

The provisions of this Note are a statement of the rights of Holder and the conditions to which this Note is subject and to which Holder, by the acceptance of this Note, agrees.

1.         Principal and Interest.

1.1  This Note shall bear simple interest from the date of issuance of this Note until paid in full on the Maturity Date (as hereinafter defined), at a rate equal to 5.00% per annum.  This Note, including all accrued but unpaid interest earned on the principal amount of this Note, shall be due and payable on the earlier of (a) one year from the date of the issuance of this Note or (b) 10 Business Days (as hereinafter defined) following the consummation of a Business Combination (the “Maturity Date”).  A “Business Combination” means the acquisition by the Company or any of its affiliates, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction or a combination of any of the foregoing, of one or more operating businesses with its or their primary operations in India having collectively, a fair market value of at least 80% of the Company’s net assets at the time of such acquisition; provided, that any acquisition of multiple operating businesses shall occur contemporaneously with one another.  If any payment of principal or interest on this Note is due on a day that is not a Business Day (as hereinafter defined), such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of the interest payable under this Note.  “Business Day” means any day other than Saturday, Sunday, or legal Holiday in New York.

1.2  Payments of both principal and interest are to be made at the address of Holder set forth in Section 5 below or at such other place in the United States as Holder shall designate to the Company in writing, in lawful money of the United Sates of America.  Interest on this Note shall be computed based on a 360-day year and actual days elapsed. Upon payment in full of this Note in accordance with this Section 1, all rights with respect to this Note shall terminate, whether or not the Note has been surrendered for cancellation, and the Company will be forever released from all of its obligations and liabilities under this Note.

1.3  Notwithstanding anything else set forth herein, the Company may pre-pay this Note in whole or in part at anytime and from time to time without penalty.  However, no pre-payment or payment-in-full of this Note shall alter the rights of Holder under the Purchase Agreement to receive IGC Shares (as defined thereunder) in accordance with the terms and subject to the conditions set forth in the Purchase Agreement.

1.4  Except in the event of the approval of a Business Combination by a majority of the shares of common stock issued by the Company in the initial public offering of such stock (the “Public Offering”), Holder agrees, acknowledges and accepts that it shall not be entitled to repayment of this Note out of the trust account holding the proceeds of the Public Offering and hereby irrevocably and unconditionally waives any right, title or interest in or to any payment out of such trust account whatsoever.

2.         Assignment.  Subject to the restrictions on transfer described in Section 4 hereof, the rights and obligations of the Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  Effective upon any such assignment, the person or entity to which such rights, interests and obligations were assigned shall have and exercise all of Holder’s rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.  Without limiting the generality of the foregoing, the Company may assign this Note and its rights, duties and obligations hereunder to India Globalization Capital, Mauritius, Limited upon (a) the dissolution (voluntarily or involuntarily) of the Company or (b) the failure of a majority of the shares of common stock issued by the Company in the Public Offering, to approve a Business Combination at a meeting duly called for such purpose.

3.        Waiver and Amendment.  Any provision of this Note may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and of Holder.

4.        Transfer of This Note.  With respect to any offer, sale or other disposition of this Note, which in any case shall be subject to the terms and conditions set forth in the Purchase Agreement, Holder will give written notice to the Company prior thereto, describing briefly the manner thereof.  Unless the Company reasonably determines that such transfer would violate applicable securities laws, and notifies Holder thereof within 10 Business Days after receiving notice of the transfer, Holder may effect such transfer, subject to the Purchase Agreement.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

5.        Notices.  Any notice, request, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered, or five Business Days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Company:                                  India Globalization Capital, Inc.
4336 Montgomery Avenue
Bethesda, MD  20814
Attention:  Ram Mukunda

and

P.O. Box 60642
Potomac, MD  20859

Telecopier:  (240) 465-0273
Phone:  (301) 983-0998
Email:  ram@indiaglobal.com

With a copy to:                                 Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
11921 Rockville Pike, Suite 300
Rockville, MD 20852
Attention:  Scott Museles
Telecopier:  (301) 230-5200
Phone:  (301) 230-2891

If to Holder:                                        At the address indicated on the signature page hereto.

Each of the above addressees may change its address for purposes of this Section 5 by giving to the other addressee notice of such new address in conformance with this Section 5.

6.        Loss, Theft or Destruction of Note.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

7.         Usury Disclosure.  Regardless of any provision contained in this Note, it is expressly stipulated and agreed that the intent of Holder and the Company is to comply at all times with all usury and other laws relating to this Note.  If the laws of the State of Maryland would now or hereafter render usurious, or are revised, repealed or judicially interpreted so as to render usurious, the indebtedness evidenced by this Note, or if any prepayment by the Company results in the Company’s having paid any interest in excess of that permitted by law, then it is Holder’s and the Company’s express intent that all excess amounts theretofore collected by Holder be credited to the principal balance of this Note (or, if this Note has been paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts therefor collectible hereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

8.        Accredited Investor.  Holder represents and warrants that he/she/it is an “accredited investor” within the meaning of the Rule 501 of Regulation D promulgated under the Securities Act of 1933 as amended and as presently in effect.

9.         Governing Law.  This Note is being delivered in, for all purposes shall be construed in accordance with, and governed by the laws of the State of Maryland, without regard to the conflicts of laws provisions thereof.

10.      Issue Date.  The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement.  This Note shall be binding upon any successors or assigns of the Company.

11.      Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

12.      Waiver by the Company.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

13.      Delays.  No delay by Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

14.      Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

15.      No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder of this Note against impairment.

* * * *

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

INDIA GLOBALIZATION CAPITAL, INC.
a Maryland corporation

By:

Print Name:

Title:

Accepted and Agreed to:

HOLDER:

                                                                                                Print Name of Holder

By:
(Signature)

                                                                                                (Print Name, if signing on behalf of entity)

Title (if applicable)

Address:

ASSIGNMENT FORM

(To Assign the foregoing Note, execute
this form and supply required information.)

FOR VALUE RECEIVED, an interest corresponding to the unpaid principal amount of the foregoing Note and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:
The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.